SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Executive Officer Compensation

On January 11, 2017, DURECT Corporation (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) describing a summary of actions taken by the Compensation Committee of the Company for the named executive officers of the Company noting among other things that Mr. Matthew J. Hogan, Chief Financial Officer, and Ms. Judy Joice, Senior Vice President, Operations and Corporate Quality Assurance, were to receive, effective as of April 1, 2017, base salaries reflecting a 3% increase as compared to their base salaries in 2016. However, prior to the salary increase going into effect, Mr. Hogan and Ms. Joice both voluntarily declined their base salary increases.

To more closely align the interests of the Company’s named executive officers with the interests of the Company’s stockholders, at a meeting of the Board of Directors on June 19, 2017, certain of the Company’s named executive officers volunteered to receive a reduced portion of their salary in cash, with this portion instead being paid in options. The total shares subject to each option in lieu of salary were determined by using a standard Black-Scholes option-pricing model. The new applicable 2017 cash salary effective as of July 1, 2017, the cash amounts being foregone, and the options awarded, by individual, are as follows:

	New 2017 Cash Salary (effective July 1, 2017)	Cash Foregone	Stock Options (Number of Shares Subject to Option Grant) (1)
James E. Brown, D.V.M., President & Chief Executive Officer	$481,289	$50,000	47,170
Felix Theeuwes, D. Sc., Chairman & Chief Scientific Officer	$191,760	$125,000	117,925
Matthew J. Hogan, Chief Financial Officer	$327,015	$18,000	16,981

Notes:

(1)

The options were granted by the Compensation Committee on June 19, 2017. The exercise price per share of such option grant is $1.40, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The vesting associated with the options is as follows: one-fourth (1/4) of the total shares subject to the option shall vest quarterly over one (1) year following the date of grant, subject to continued service. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post-termination exercise period for the vested options shall be seven (7) years, subject to the ten (10) year term of the option.

Modification of Director Compensation

At the meeting of the Board of Directors of the Company on June 19, 2017, the Compensation Committee reviewed director compensation.  In light of the closing of the Company’s license agreement with Sandoz for POSIMIR and the receipt of the associated up-front payment, and based on the prior compensation analysis performed by Setren, Smallberg & Associates, Inc., an independent compensation consulting firm, the Compensation Committee approved an increase in the annual cash retainer fee for non-employee directors to $34,000 per year from $30,000 per year, and an increase in the annual option grant made to non-employee directors on the date of the Company’s annual stockholder meeting to 55,000 shares of common stock from 35,000 shares of common stock, vesting on the day before the first anniversary of the date of grant.

Commencing June 19, 2017, the Company’s non-employee directors also agreed to receive a portion of their retainer fee in stock options. The total shares subject to each option in lieu of cash retainer were determined by using a standard Black-Scholes option-pricing model. The exercise price per share of the options is $1.40, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The vesting associated with the options is as follows: one-fourth (1/4) of the total shares subject to the option shall vest quarterly over one (1) year following the date of grant, subject to continued service. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post-termination exercise period for the vested options shall be seven (7) years, subject to the ten (10) year term of the option.

Name	Amount of Retainers Provided As Options ($)	Option Awards (Number of Shares subject to option grant)
Simon X. Benito	$17,000	16,038
Terrence F. Blaschke, M.D.	$17,000	16,038
David R. Hoffmann	$41,500	39,151
Armand P. Neukermans, Ph.D.	$17,000	16,038
Jon S. Saxe	$17,000	16,038

Amendment to the 2000 Employee Stock Purchase Plan

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of DURECT Corporation (the “Company”), held on June 19, 2017, the Company’s stockholders approved an amendment of the 2000 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and to re-approve its material terms.

The foregoing description of the amendment of the 2000 Employee Stock Purchase Plan is only a summary and is qualified in its entirety by the full text of the 2000 Employee Stock Purchase Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The disclosure set forth under Proposal 1 and Proposal 2 in Item 5.07 of this Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 19, 2017, there were 126,362,709 shares represented to vote either in person or by proxy, or 89.1% of the outstanding shares, which represented a quorum.  The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1: Election of Directors

David R. Hoffmann and Jon S. Saxe were elected as Class II directors for a term of three years.  The voting for each director was as follows:

	For	Withheld	Broker Non-Vote
David R. Hoffmann	82,220,702	1,371,620	42,770,387
Jon S. Saxe	82,208,158	1,384,164	42,770,387

Proposal 2: An amendment of the 2000 Employee Stock Purchase Plan to increase the number of shares of the Company’s Common Stock available for issuance by 350,000 shares and to re-approve its material terms

The amendment of the 2000 Employee Stock Purchase Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Vote
78,265,538	4,676,240	650,544	42,770,387

Proposal 3: Say on Pay – An advisory vote on the approval of executive compensation

The Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain	Broker Non-Vote
81,770,371	1,519,134	302,817	42,770,387

Proposal 4: Hold an advisory vote on the frequency of advisory stockholder votes on executive compensation

An advisory stockholder vote every one year on the approval of the Company’s executive compensation was approved on a non-binding, advisory basis based upon the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
75,295,773	382,943	7,721,700	191,906	42,770,387

Based on its recommendation to stockholders in favor of an annual vote and the vote of approximately 53% of the Company’s shares in favor of any annual vote, the Board of Directors of the Company has determined that the Company will continue to hold an advisory vote on executive compensation annually.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm for the Company for the Current Fiscal Year

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
125,485,819	423,391	453,499	0

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

ExhibitDescription

10.1*DURECT Corporation 2000 Employee Stock Purchase Plan, as amended.

__________

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 21, 2017	By:	/s/ Matthew J. Hogan
Matthew J. Hogan
Chief Financial Officer

Exhibit Index

Exhibit No.
10.1*	DURECT Corporation 2000 Employee Stock Purchase Plan, as amended.

________
* Management contract or compensatory plan or arrangement.